SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

THEATER XTREME ENTERTAINMENT GROUP, INC.

AND

KINZER TECHNOLOGY, LLC

MARCH 6, 2007

TABLE OF CONTENTS

i

5.1	Fees and Expenses	23
5.2	Entire Agreement	23
5.3	Notices	24
5.4	Amendments; Waivers	24
5.5	Headings	24
5.6	Successors and Assigns	24
5.7	No Third-Party Beneficiaries	25
5.8	Governing Law	25
5.9	Survival	25
5.10	Execution	25
5.11	Severability	26
5.12	Rescission and Withdrawal Right	26
5.13	Replacement of Securities	26
5.14	Remedies	26
5.15	Payment Set Aside	26
5.16	Usury	27
5.17	Liquidated Damages	27
5.18	Construction	27

ii

EXHIBITS:

Exhibit A Form of Debenture
Exhibit B Form of Warrant
SCHEDULES:

Schedule 3.1(d) Conflicts
Schedule 3.1(e) Filings, Consents and Approvals
Schedule 3.1(z) Indebtedness
Schedule 3.1(ee) Senior Indebtedness

iii

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 6, 2007 by and between Theater Xtreme Entertainment Group, Inc., a Florida corporation (the “Company”), and Kinzer Technology, LLC, a Virginia limited liability company (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1  Definitions

. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the respective meanings given to such terms in the Debenture or Warrant (as defined herein), and (b) the following terms have the respective meanings set forth in this Section 1.1:

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first such Person.

“Cancelled Debenture” means that certain Seven Hundred Thousand Dollar ($700,000.00) debenture purchased by Purchaser pursuant to that certain Securities Purchase Agreement by and between the Company and Purchaser dated December 22, 2006, and which is being surrendered to the Company by Purchaser and cancelled pursuant to the terms of this Agreement.

“Cash Amount” shall have the meaning ascribed to such term in Section 4.5(c).

“Closing” means the closing of the purchase and sale of the Debenture and Warrant pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to surrender the Cancelled Debenture and pay the Purchase Price, and (ii) the Company’s obligations to deliver the Debenture and Warrant have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ballard Spahr Andrews and Ingersoll, LLP with offices at 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania, 19103−7599.

“Contracts” shall have the meaning ascribed to such term in Section 3.1(jj).

“Debenture” means the 10% Debenture to be issued by the Company to Purchaser pursuant to the terms of this Agreement at the Closing in the form of Exhibit A attached hereto.

“Designated Officers” means Scott R. Oglum, Kenneth D. Warren, and James J. Vincenzo, the Chief Executive Officer, President, and Chief Financial Officer of the Company, respectively.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” shall have the meaning ascribed to such term in Section 3.1(h).

“Form 8-K Filing” shall have the meaning ascribed to such term in Section 4.7.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Lien” means a lien, charge, security interest, pledge, encumbrance, right of first refusal, preemptive right or other preferential arrangement or restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.16.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plans” shall have the meaning ascribed to such term in Section 3.1(kk).

“Proceeding” means an action, claim, suit, arbitration, inquiry, notice of violation, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Designated Officers, threatened.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Purchaser Counsel” means Duane Morris LLP with offices at 1180 West Peachtree Street, Suite 700, Atlanta, Georgia 30309-3449.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.11.

“Registrable Securities” means (i) all Warrant Shares, (ii) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Warrant (in each case, without giving effect to any limitations on exercise set forth in the Warrant), and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Required Filings” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debenture, the Warrant and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Subsidiary” with respect to a Person, means another Person more than 50% of the equity and voting interests of which are owned, directly or indirectly, by the first such Person.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Debenture, the Warrant, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Stock Trans, Inc., with a mailing address of 44 W. Lancaster Avenue, Ardmore, Pennsylvania 19003 and a facsimile number of (610) 649−7302, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the last bid price per share of the Common Stock so reported on such date (or the nearest preceding date); or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” means the Common Stock purchase warrant to be delivered to Purchaser pursuant to the terms of this Agreement at the Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II

PURCHASE AND SALE

2.1  Closing.

 Upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall and hereby agrees to sell, and Purchaser, shall and hereby agrees to purchase, the Warrant and Two Million Seven Hundred Thousand Dollars ($2,700,000.00) in principal amount of the Debenture. On the Closing Date, (a) Purchaser shall (i) deliver to the Company, via wire transfer, Two Million Dollars ($2,000,000.00) (the “Purchase Price”) in immediately available funds, and (ii) surrender to the Company for cancellation the Cancelled Debenture, (b) the Company shall deliver to Purchaser the Debenture and Warrant, and (c) the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of Purchaser Counsel or such other location as the parties shall mutually agree.

2.2  Deliveries.

(a)  On the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i)  a legal opinion of Company Counsel, in a form reasonably acceptable to Purchaser Counsel;

(ii)  the Debenture registered in the name of Purchaser;

(iii)  the Warrant registered in the name of Purchaser; and

(iv)  any other document reasonably requested by Purchaser or Purchaser Counsel in connection with the transactions contemplated hereunder.

(b)  On the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price (less all accrued but unpaid interest under the Cancelled Debenture) by wire transfer to the account as specified in writing by the Company; and

(ii) the Cancelled Debenture.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company.

 The Company hereby makes the following representations and warranties to Purchaser:

(a)  Subsidiaries. The Company does not directly or indirectly control or own any interest in any other Person.

(b)  Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own, lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders in connection therewith other than actions necessary to satisfy the Company’s post-closing obligations under the Transaction Documents including, to the extent necessary, making the Required Filings. Each Transaction Document has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts. Except as set forth on Schedule 3.1(d) attached hereto, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Filings, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.7, and (ii) such filings (if any) as are required to be made under applicable state securities laws (collectively, the “Required Filings”). All filings of the Company required to be filed with federal, state, local or governmental authorities (including the Federal Trade Commission) in connection with the Company’s sale of franchises are current as of the date of this Agreement.

(f)  Issuance of the Securities. The Debenture and Warrant are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than those provided for in the Transaction Documents. The Warrant Shares, when issued and paid for by Purchaser in accordance with the terms of the Transaction Documents, will: (i) be validly issued, fully paid and nonassessable; (ii) be issued in compliance with an exemption from registration under all applicable federal and state securities laws; and (iii) be free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum.

(g)  Capitalization. The capitalization of the Company is as follows: 50,000,000 shares of Common Stock, par value $.001 per share, are authorized, of which 19,847,425 shares are issued and outstanding on the date hereof, and 5,000,000 shares of preferred stock, without par value, are authorized, of which no shares are issued or outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. In addition to the Warrant offered for sale to Purchaser hereunder, there are three outstanding warrants to purchase 440,000 shares of Common Stock in the aggregate at an exercise price of $1.00 per share and one outstanding warrant to purchase 560,000 shares of Common Stock at an exercise price of $1.10 per share. There are no other outstanding warrants or options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents other than pursuant to the exercise of employee stock options under the Company’s stock option plans or the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan or pursuant to the warrants referred to in the preceding sentence. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any holder of securities of the Company.

(h)  SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except to the extent set forth in that certain letter dated February 27, 2007 from the Commission to the Company (the “Commission’s Letter”), as of their respective dates of filing with the Commission, the SEC Reports, together with any amendments thereto, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. Notwithstanding the Commission’s Letter, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent set forth in the Commission’s Letter, the financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except to the extent set forth in the Commission’s Letter, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in the Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and are subject to routine year-end adjustments which are not material in the aggregate. Notwithstanding the Commission’s Letter, the Financial Statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments as referred to above. The Company has never had and does not currently have any off-balance sheet arrangements (as defined in Item 303(c)(2) of Regulation S-B as promulgated by the Commission) that have had, or are reasonably likely to have, a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expense, results of operations, liquidity, capital expenditures or capital resources. The Company will respond to that certain letter dated February 27, 2007 from the Commission to the Company in a timely manner, and the Company’s response to the Commission and any amendments to its SEC Reports in connection therewith will not have a Material Adverse Effect.

(i)  Material Changes. Since the date of the latest audited financial statements included in the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, new real estate leases, and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j)  Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or the Federal Trade Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k)  Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)  Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, including franchise laws, and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)  Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of Proceedings relating to the revocation or modification of any certificates, authorizations or permits applicable to the Company.

(n)  Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for purchase money security interests, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in material compliance.

(o)  Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary for use in connection with its business as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)  Insurance. The Company is insured against such losses and risks and in such amounts as management of the Company believes to be prudent. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)  Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is currently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)  Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. If applicable to the Company on the date hereof, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a−15(e) and 15d−15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. If applicable to the Company on the date hereof, the Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)  Brokerage or Finder’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this subsection (s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)  Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)  Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v)  Registration Rights. Other than Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, except for any such rights which have been satisfied by the Company.

(w)  Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. Trading in the Common Stock has not been suspended by the Commission or the Company’s principal Trading Market.

(x)  Disclosure. Subject to the limitations acknowledged by Purchaser in Section 3.2(f)(iii), all disclosure furnished by or on behalf of the Company to Purchaser regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months prior to the Closing Date did not contain, at the time of their respective releases, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that Purchaser makes no or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)  No Integrated Offering. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

(z)  Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The balance sheet of the Company at December 31, 2006, contained in the SEC Reports sets forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has any commitments. Since December 31, 2006, the Company has not incurred any Indebtedness except as set forth on Schedule 3.1(z). For the purposes of this Agreement, “Indebtedness” shall mean: (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business); (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness. Except as set forth on Schedule 3.1(z), there is no outstanding Indebtedness of the Company owed to any Person who owns directly or indirectly five percent (5%) or more of the issued and outstanding capital stock of the Company.

(aa)  Tax Status. The Company has properly completed and timely filed all necessary federal, state and foreign income and franchise tax returns required to be filed by it, and has paid all taxes shown to be payable thereon or which are otherwise due and payable by it or as to which claim for payment has been made. There is (i) no claim for any tax that is an encumbrance against any of the Company’s assets and properties, (ii) no audit of any tax return relating to the Company that is being conducted with respect to the Company, and (iii) no extension of any statute of limitations on the assessment of any tax with respect to the Company.

The Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company. The Company has withheld all amounts required to be withheld by law from payment made to any Person, whether that Person is an employee, independent contractor, or otherwise.

(bb)  No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any securities of the Company by any form of general solicitation or general advertising.

(cc)  Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company has knowledge) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)  Accountants. The Company’s accounting firm is Morison Cogen LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ee)  Seniority. Except as set forth on Schedule 3.1(ee), as of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debenture in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ff)  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind currently existing, or reasonably anticipated by the Company to arise, between the Company on the one hand and the accountants and lawyers formerly or currently engaged by the Company on the other hand.

(gg)  Acknowledgment Regarding Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)  Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(g) hereof), it is understood and acknowledged by the Company: (i) that Purchaser has not been asked to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any securities of the Company for any specified term; (ii) that future open market or other transactions by Purchaser with respect to securities of the Company after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; and (iii) that Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)  Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(jj)  Contracts. All of the Company’s material contracts, agreements, understandings and arrangements, whether written or oral (collectively, the “Contracts”) are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto. The Company is not in default under any of the Contracts. To the knowledge of the Company, no other party to any such Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder, except as would not be reasonably expected to have a Material Adverse Effect.

(kk)  Employee Benefit Plans. The SEC Reports describe all material employee benefit plans (including any “multiple employer plan” within the meaning of the Code or ERISA), arrangements, policies, programs, agreements or commitments maintained by the Company (collectively, the “Plans”). Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable law and regulation, (ii) no claim with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending and all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Plan, (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation and (iv) there are no unfunded obligations under any Plan which are not fully reflected on the Financial Statements.

(ll)  Product Liability Claims. There have been no: (i) product or service warranty claims made by the Company’s customers which were not reimbursed or assumed by the Company’s suppliers other than routine claims in the ordinary course of business; (ii) product recalls by the Company; or (iii) product and/or service warranties outstanding or currently being offered by the Company to its customers (other than those of third parties for which the Company has no obligation or responsibility and the Company’s standard quality guarantee to replace any defective product or service) other than 30-day installation warranties for which the Company receives no additional consideration and longer-term service warranties for which the Company does receive additional consideration. Furthermore, neither the Company nor any of its predecessors in interest have been subject to any product or service liability claim relating to any of the Company’s products, services, or operation of business of the Company and, to the knowledge of the Company, no such claim is threatened and no circumstance or condition exists that would reasonably be expected to give rise to such a claim.

(mm)  Environmental Claims. There are no environmental claims, or environmental liabilities, pending or, to the knowledge of the Company, threatened against the Company by any Person (including, without limitation, any governmental entity) relating to: (i) any of the assets or properties of the Company; (ii) any property currently or formerly operated, occupied or leased by the Company; or (iii) any current or former product of the Company that has been manufactured, sold, transported or disposed of. In addition, the Company has not released any hazardous material. The Company is in compliance with all environmental laws.

3.2  Representations and Warranties of Purchaser.

Purchaser hereby makes the following representations and warranties to the Company:

(a)  Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Purchaser’s Federal taxpayer identification number and mailing address for notices have been provided to the Company.

(b)  Own Account. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Person to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)  Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of Purchaser. Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Available Information. Purchaser understands and acknowledges that

(i)  Purchaser has been given access to, and prior to the execution of the Transaction Documents, an opportunity to ask questions of and receive answers from, the Company concerning the terms and conditions of the offering of the Securities and to obtain any other information that Purchaser requested with respect to the Company’s operations and Purchaser’s proposed investment in the Company in order to evaluate the investment and verify the accuracy of all information furnished to it regarding the Company;

(ii)  Purchaser has been given access to all of the SEC Reports; and

(iii)  Financial projections have been provided to Purchaser by the Company as part of the information sought by Purchaser, that such projections are based on assumptions made by the Designated Officers as to Company operations, that although such assumptions are believed by the Designated Officers to be reasonable, not all assumptions will actually eventuate and therefore, such projections represent possible but not necessarily the most likely financial results for the Company, and that such projections must therefore be viewed as estimates only, and there can be no assurance of their accuracy.

(g)  Purchases, Sales and Confidentiality Prior To The Date Hereof. Other than the transactions contemplated hereunder, Purchaser has not, nor has any Affiliate of Purchaser, purchased or sold (including Short Sales) any securities of the Company during the period commencing from December 23, 2006 and ending on the date hereof. Purchaser and its Affiliates have used reasonable efforts to maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions.

(a)  Purchaser acknowledges that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of Purchaser or, (iv) in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. In the case of (iii) and (iv) above, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(b)  Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities, as applicable, in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and which agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including, if the Securities are subject to registration with the Commission under the Securities Act, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)  Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof) restricting transfer of the Warrant Shares under the Securities Act: (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Under any such circumstances the Company shall cause its counsel to issue a legal opinion to the Transfer Agent (if required by the Transfer Agent) to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144(k) or if such legend on the Warrant Shares is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. If possible, certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to Purchaser by crediting the account of Purchaser’s prime broker with the Depository Trust Company System.

(d)  In addition to Purchaser’s other available remedies, the Company shall pay to Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $2,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)  Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and upon compliance with the prospectus delivery requirement.

4.2  Acknowledgment of Dilution.

 The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3  Furnishing of Information.

 As long as Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as Purchaser may reasonably request, to the extent required from time to time to enable Purchaser to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.4  Integration.

 The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to Purchaser or that would be integrated with the offer and sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5  Reservation and Listing of Conversion Shares.

(a)  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)  The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to Purchaser evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market.

(c)  In the case of a breach by the Company of Section 4.5(a), in addition to the other remedies available to Purchaser, Purchaser shall have the right to require the Company to either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such shares of Common Stock as soon as is possible, but in any event not later than the seventy-fifth (75th) day after such notice, or (ii) within five Trading Days after delivery of a written notice, pay cash to Purchaser, as liquidated damages and not as a penalty, in an amount equal to the number of shares of Common Stock not issuable by the Company multiplied by one hundred fifteen percent (115%) of the average VWAP over the ten (10) Trading Days immediately prior to the date of such notice or, if greater, the ten (10) Trading Days immediately prior to the date of payment (the “Cash Amount”). If Purchaser elects the first option under the preceding sentence and the Company fails to obtain the required shareholder approval on or prior to the seventy-fifth (75th) day after such notice, then within three Trading Days after such seventy-fifth (75th) day, the Company shall pay the Cash Amount to such Purchaser, as liquidated damages and not as a penalty.

4.6  Exercise Procedures.

 The form of Notice of Exercise included in the Warrant sets forth the totality of the procedures required of Purchaser in order to exercise the Warrant other than the payment for Warrant Shares. No additional legal opinion or other information or instructions shall be required of Purchaser to exercise the Warrant. The Company shall honor exercises of the Warrant and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.7  Securities Laws Disclosure; Publicity.

 Within the time prescribed by law, the Company shall file a Current Report on Form 8-K with the Commission (the “Form 8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K Filing each of the Transaction Documents, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to Purchaser promptly after filing. The Company shall, at least two (2) Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to Purchaser for its review. The Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser or any of its Affiliates, or include the name of Purchaser or any of its Affiliates in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure. The Company shall not, and shall cause each of its officers, directors, employees and agents not to, provide Purchaser or any of its Affiliates with any material nonpublic information regarding the Company from and after the filing of the Form 8-K Filing without the express written consent of Purchaser. In the event of a breach of the foregoing covenant by the Company or any of its or officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, Purchaser shall have the right to require the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. Neither Purchaser nor any of its Affiliates shall have any liability to the Company or any of its officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby.

4.8  Shareholder Rights Plan.

No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.9  [INTENTIONALLY DELETED.]

4.10  No Impairment.

At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Affiliate to take or permit any action that impairs or adversely affects the rights of Purchaser under the Transaction Documents.

4.11  Indemnification of Purchaser.

 Subject to the provisions of this Section 4.11, the Company will indemnify and hold Purchaser and its directors, officers, Affiliates, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any Proceeding instituted against any Purchaser Party in connection with or as a result of the transactions contemplated by the Transaction Documents (unless such Proceeding is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct, or malfeasance). If any Proceeding shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such Proceeding there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Purchaser Parties. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. Purchaser’s rights to indemnification set forth herein shall not be deemed waived or otherwise effected by any investigation made, or any knowledge acquired, by Purchaser.

4.12  Blue Sky Filings.

 The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.13  Piggy-Back Registrations.

 If at any time there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to Purchaser a written notice of such determination and, if within fifteen (15) days after the date of such notice, Purchaser shall so request in writing, subject to customary lead underwriter cutbacks, the Company shall include in such registration statement all or any part of such Registrable Securities Purchaser requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 4.13 that are eligible for resale pursuant to Rule 144 or that are the subject of a then effective registration statement. All fees and expenses of the registration and sale shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a registration statement, provided that the Company shall not be responsible for broker or similar commissions of Purchaser. The Company shall also indemnify Purchaser pursuant to customary terms.

ARTICLE V
MISCELLANEOUS

5.1  Fees and Expenses.

 Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Securities to Purchaser.

5.2  Entire Agreement.

The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. However, the parties acknowledge and agree that the Transaction Documents do not supersede that certain Securities Purchase Agreement (including the definitive exhibits and schedules thereto) by and between the parties hereto dated December 22, 2006, which shall survive pursuant to the terms thereof. At or after the Closing, and without further consideration, the Company will execute and deliver to Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3  Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The facsimile number and address for such notices and communications shall be as set forth on the signature pages attached hereto with respect to the Company, and as set forth in writing with respect to Purchaser.

5.4  Amendments; Waivers.

 No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5  Headings.

 The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, as applicable, provided that (i) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to “Purchaser,” (ii) such transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, or (iii) such transfer does not violate any representation or warranty made in this Agreement by Purchaser.

5.7  No Third-Party Beneficiaries.

 This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.8  Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Albany, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Albany, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereto hereby irrevocably waive to the fullest extent permitted by applicable law any and all right to a trial by jury in any Proceeding arising out of or relating to any of the Transaction Documents or the transactions contemplated thereby. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9  Survival.

 The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities, provided that the representations and warranties shall only survive for the applicable statute of limitations.

5.10  Execution.

 This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11  Severability.

 If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12  Rescission and Withdrawal Right.

 Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Purchaser exercises a right, election, demand, or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may, prior to the performance of the Company’s obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant exercise (as contemplated in this Section 5.12) in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant, Purchaser shall be required to return any shares of Common Stock delivered in connection with any such rescinded exercise notice.

5.13  Replacement of Securities.

 If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and upon provision of an indemnity reasonably acceptable to the Company and the Transfer Agent. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14  Remedies.

 In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15  Payment Set Aside.

 To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16  Usury.

 To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Purchaser’s election.

5.17  Liquidated Damages.

 The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18  Construction.

 The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THEATER XTREME ENTERTAINMENT GROUP, INC.

By: /s/ Scott R. Oglum

Title: Chief Executive Officer

Address: 250 Corporate Blvd.

Suites E & F

Newark, DE 19702

Facsimile: 302-455-1612

With a copy to (which shall not constitute notice):

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Floor

Philadelphia, Pennsylvania 19103−7599

Attention: Steven King

Facsimile: 215-864-9961

1

[Counterpart signature page to that certain Securities Purchase Agreement by and between Theater Xtreme Entertainment Group, Inc. and Kinzer Technology, LLC, dated March 6, 2007.]

KINZER TECHNOLOGY, LLC

By: /s/

Title: Authorized Representative

2

Exhibits and Schedules to the Securities Purchase Agreement have been intentionally omitted.